UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2009

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On April 22,, 2009, the Company announced today that the Ginn Companies has defaulted on its contract with the Company’s subsidiary, Alico-Agri Ltd, related to the purchase of property in Lee County, Florida.

Under the terms of the contract, a quarterly interest payment of $283 thousand was due on March 30, 2009.  When the payment was not received, Alico-Agri issued the required 15 day notice of delinquency to Ginn.  Alico-Agri is evaluating its options in determining the most expeditious procedure to reclaim the property.   The property consists of a 4,538 acre parcel located next to Florida Gulf Coast University in Lee County, Florida that is a former rock mine.  Under the terms of the contract, Ginn is entitled to receive a release of 399 acres.  The Company is currently researching the impact on its financial statements which will include removing the net mortgage note receivable of $7.1 million (consisting of the note balance of $52.3 million less deferred revenue of $45.2 million) and the reestablishment of basis in the property.

Item 7.01	Regulation FD Disclosure.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit 99	(1)	Press release announcing default on Mortgage Note Receivable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: April 22, 2009	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 99	(1)	Press release announcing default on Mortgage Note Receviable dated April 22, 2009.